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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Applied Materials, Inc. of our report dated August 24, 1999 relating to the consolidated financial statements appearing in Etec Systems, Inc.'s Annual Report on Form 10-K for the year ended July 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 23, 2000